EXHIBIT A-3

Cleco Corporation Consolidated
Balance Sheet
Consolidating
(Unaudited)

At December 31, 2004
		Cleco		Cleco	Cleco			Cleco
	Cleco	Support	Cleco	Midstream	Innovations	CLE	Eliminations and	Corporation
(Dollars)	Corporation	Group LLC	Power LLC	Consolidated	Consolidated	Resources Inc.	Reclassifications	Consolidated

Assets
Current assets
Cash and cash equivalents	$69,588,600	$—	$54,112,714	$—	$—	$85,763	$—	$123,787,077
Customer accounts receivable	—	—	34,468,397	—	—	—	—	34,468,397
Accounts receivable - affiliate	8,985,907	10,019,574	5,207,666	6,440,109	60,000	402,727	(28,840,440)	2,275,543
Other accounts receivable	112,086	141,494	21,459,824	1,841,391	498	7,051	(4)	23,562,340
Notes receivable - affiliate	195,203,486	3,724,435	—	1,016	—	—	(198,928,937)	—
Taxes receivable	5,291,340	—	—	1,706,508	—	—	(6,997,848)	—
Unbilled revenue	—	—	17,256,233	—	—	—	—	17,256,233
Fuel inventory, at average cost	—	—	21,132,001	—	—	—	—	21,132,001
Material and supplies inventory, at average cost	—	—	16,609,436	—	—	—	—	16,609,436
Margin deposits	—	—	5,158,661	—	—	—	—	5,158,661
Accumulated deferred federal and state income taxes, net	—	427,568	4,246,803	1,266,069	—	—	(1,173,864)	4,766,576
Accumulated deferred fuel	—	—	13,997,228	—	—	—	—	13,997,228
Cash surrender value of company/trust-owned life insurance policies	14,289,818	—	4,879,769	—	—	—	—	19,169,587
Prepayments	(169,990)	635,857	2,897,367	659,634	—	—	—	4,022,868
Other current assets	—	29,398	463,669	5,842	976,910	—	(1)	1,559,818

Total current assets	293,301,247	14,978,326	201,973,768	11,920,569	1,037,408	495,541	(235,941,094)	287,765,765
Property, plant and equipment
Property, plant and equipment	—	7,780,372	1,721,752,174	3,680,480	756,938	—	—	1,733,969,964
Accumulated depreciation	—	(3,613,260)	(776,924,757)	(1,387,294)	—	—	—	(781,925,311)

Net property, plant and equipment	—	4,167,112	944,827,417	2,293,186	756,938	—	—	952,044,653
Construction work in progress	—	994,994	106,368,314	—	636,952	—	—	108,000,260

Total property, plant and equipment	—	5,162,106	1,051,195,731	2,293,186	1,393,890	—	—	1,060,044,913
Equity investment in investee	286,147,729	—	—	314,247,192	36,816	—	(286,147,729)	314,284,008
Other assets
Prepayments	—	—	6,567,882	—	—	—	—	6,567,882
Restricted cash, less current portion	—	—	—	9,173	84,000	—	—	93,173
Regulatory assets and liabilities - deferred taxes, net	—	—	92,863,616	—	—	—	—	92,863,616
Regulatory assets - other	—	—	26,327,048	—	—	—	—	26,327,048
Other deferred charges	1,953,432	661,072	46,460,186	41,850	—	—	—	49,116,540
Total other assets	4,602,588	4,335,884	172,218,732	51,023	84,000	2,451	(6,326,419)	174,968,259

Total assets	$584,051,564	$24,476,316	$1,425,388,231	$328,511,970	$2,552,114	$497,992	$(528,415,242)	$1,837,062,945

At December 31, 2004
		Cleco		Cleco	Cleco			Cleco
	Cleco	Support	Cleco	Midstream	Innovations	CLE	Eliminations and	Corporation
(Dollars)	Corporation	Group LLC	Power LLC	Consolidated	Consolidated	Resources Inc.	Reclassifications	Consolidated

Liabilities and shareholders’ equity
Liabilities
Current liabilities
Short-term debt	$—	$—	$—	$—	$—	$—	$—	$—
Short-term debt - affiliate	6,077,116	—	—	200,429,735	1,221,202	—	(198,928,938)	8,799,115
Long-term debt due within one year	100,000,000	—	60,000,000	—	—	—	—	160,000,000
Accounts payable	724,008	4,877,952	68,630,433	1,537,517	—	—	(1)	75,769,909
Retainage	—	—	49,565	—	—	—	—	49,565
Accrued payroll	—	714,238	1,814,076	164,908	—	—	—	2,693,222
Accounts payable - affiliate	14,824,621	5,011,323	8,074,852	10,639,132	109,240	16,074	(28,840,441)	9,834,801
Customer deposits	—	—	22,636,652	17,500	—	—	—	22,654,152
Provision for rate refund	—	—	23,950,603	—	—	—	—	23,950,603
Taxes accrued	—	2,144,903	20,708,849	—	124,953	342,680	(6,997,847)	16,323,538
Interest accrued	1,950,547	—	7,621,296	—	—	—	—	9,571,843
Other current liabilities	2,954,080	133,324	2,255,107	553,659	—	—	(1)	8,030,260

Total current liabilities	127,687,733	12,881,740	217,875,524	213,342,451	1,471,898	358,754	(235,941,092)	337,677,008
Deferred credits
Accumulated deferred federal and state income taxes, net	—	—	339,060,077	35,810,334	301,520	—	(6,326,419)	368,845,512
Accumulated deferred investment tax credits	—	—	17,302,892	—	—	—	—	17,302,892
Other deferred credits	48,431	13,517,534	47,139,960	40,915,249	—	—	(1)	101,621,173

Total deferred credits	48,431	13,517,534	403,502,929	76,725,583	301,520	—	(6,326,420)	487,769,577
Long-term debt, net	100,000,000	—	350,552,298	—	—	—	—	450,552,298

Total liabilities	227,736,164	26,399,274	971,930,751	290,068,034	1,773,418	358,754	(242,267,512)	1,275,998,883

Shareholders’ equity
Preferred stock
Not subject to mandatory redemption	23,415,751	—	—	—	—	—	—	23,415,751
Deferred compensation related to preferred stock held by ESOP	(4,189,871)	—	—	—	—	—	—	(4,189,871)

Total preferred stock not subject to mandatory redemption	19,225,880	—	—	—	—	—	—	19,225,880
Common shareholders’ equity							—
Common stock	49,667,861	—	—	—	—	—	—	49,667,861
Unearned compensation	(5,733,150)	—	—	—	—	—	—	(5,733,150)
Premium on common stock	194,054,634	—	—	—	—	—	—	194,054,634
Retained earnings	99,986,925	(253,838)	454,840,224	38,676,628	761,900	139,238	(286,147,730)	308,003,347
Accumulated other comprehensive loss	—	(1,669,120)	(1,382,744)	(232,692)	16,796	—	—	(3,267,760)
Treasury stock	(886,750)	—	—	—	—	—	—	(886,750)

Total common shareholders’ equity	337,089,520	(1,922,958)	453,457,480	38,443,936	778,696	139,238	(286,147,730)	541,838,182
Total shareholders’ equity	356,315,400	(1,922,958)	453,457,480	38,443,936	778,696	139,238	(286,147,730)	561,064,062

Total liabilities and shareholders’ equity	$584,051,564	$24,476,316	$1,425,388,231	$328,511,970	$2,552,114	$497,992	$(528,415,242)	$1,837,062,945